Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 3, 2005, is by and among GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (the “Company”), certain borrowing subsidiaries of the Company party hereto (each a “Designated Borrower” and, together with the Company, the “Borrowers”), each subsidiary of the Company party to the Subsidiary Guaranty (as defined below), each Lender (as defined below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned such term in the Credit Agreement (as defined below).

RECITALS:

A. The Borrowers, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, US Bank National Association, as Syndication Agent, and Bank of Oklahoma, N.A., as Managing Agent, are parties to that certain Credit Agreement, dated as of October 1, 2004, as amended by and together with this Amendment and as otherwise amended or modified to the date hereof (the “Credit Agreement”).

B. The Subsidiary Guarantors and the Administrative Agent are parties to that certain Subsidiary Guaranty Agreement, dated as of October 1, 2004 (as amended to the date hereof, the “Subsidiary Guaranty”), and the Company and the Administrative Agent are parties to that certain Company Guaranty Agreement, dated as of October 1, 2004 (as amended to the date hereof, the “Company Guaranty”).

C. The parties hereto have agreed to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

Section 1.01 Amendments to Credit Agreement.

(a) Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the definition of “Consolidated Capital Expenditures” and (ii) inserting the following in replacement thereof:

“Consolidated Capital Expenditures” means, for any period for any Person and its Subsidiaries determined on a consolidated basis, without duplication all expenditures made directly or indirectly during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person). For purposes of this definition, there shall be excluded from Consolidated Capital Expenditures (a) Permitted Acquisitions, (b) proceeds resulting from Casualty and Condemnation events and Dispositions permitted under subsections (a) and (g) of Section 7.05 which are reinvested in Capital Assets in accordance with the terms of this Agreement and (c) for any period of calculation thereof that includes the fiscal year ending December 31, 2006, capital expenditures of up to $2,000,000 made during such fiscal year in connection with growth projects at Deltak Power Equipment (China) Co., Ltd. and Braden Manufacturing, L.L.C.

(b) Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the definition of “Consolidated Asset Coverage Ratio” and (ii) inserting the following new defined term in alphabetical position therein:

“Consolidated Senior Asset Coverage Ratio” means, as of any date of determination thereof, the ratio of (a) the sum of (i) Net Amount of Eligible Receivables plus (ii) Net Amount of Eligible Inventory plus (iii) Net Amount of Fixed Assets to (b) Consolidated Funded Indebtedness as of such date minus the outstanding principal amount of Convertible Subordinated Debt as of such date.

(c) Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the definition of “Consolidated EBITDA” and (ii) inserting the following new defined term in alphabetical position therein:

“Consolidated EBITDA” means, for any period for any Person and its Subsidiaries determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes for such period; (iii) depreciation and amortization expense; (iv) certain restructuring expenses and estimated transaction expenses in the amounts and as described on Schedule 1.03, (v) other transaction expenses in an aggregate amount of up to $1,250,000 to the extent such expenses are not capitalized due to the failure of the Company to consummate a pending acquisition disclosed to the Administrative Agent, (vi) other non-recurring non-cash expenses, (vii) any other non-cash write-downs or non-cash write-offs including, but not limited to, fixed asset impairments or write-downs, intangible asset impairments, deferred tax asset write-offs or reserves, non-cash stock component expenses and debt issuance cost write-offs, (viii) any non-cash losses or deductions arising from the cumulative effect of a change in accounting principles, (ix) non-cash losses relating to foreign currency and hedging transactions, (x) CEO retirement expenses, and (xi) process re-engineering or consulting fees, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax benefits recorded by the Company and its Subsidiaries for such period and (ii) all extraordinary, non-recurring, non-cash items increasing Consolidated Net Income for such period.

(d) Amendments to Section 1.01. The definition of “Net Amount of Eligible Inventory” in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “the Company and its Subsidiaries” therein and inserting in replacement thereof the words “the Domestic Loan Parties”.

(e) Amendment to Section 1.01. The definition of “Net Amount of Eligible Receivables” in Section 1.01 of the Credit Agreement is hereby deleted and the following new defined term is inserted in replacement thereof:

“Net Amount of Eligible Receivables” means the gross amount of (i) all accounts of the Domestic Loan Parties arising from the sale of goods or the provision of services by such Domestic Loan Parties to any account debtor and (ii) certain accounts of the Foreign Obligors arising from the sale of goods or the provision of services by such Foreign Obligors to any account debtor that is pre-approved in writing by the Administrative Agent, in its sole discretion, in each case net of allowances for doubtful claims, taxes, discounts, rebates, deductions and counterclaims.

(f) Amendment to Section 1.01. The definition of “Net Amount of Fixed Assets” in Section 1.01 of the Credit Agreement is hereby deleted and the following new defined term is inserted in its place:

“Net Amount of Fixed Assets” means an amount equal to the book value of all property (including real estate), plant and equipment owned by the Domestic Loan Parties, calculated based upon on the consolidated balance sheet of the Company.

(g) Amendments to Section 7.01(i). Section 7.01(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(i) Liens incurred or deposits made to secure performance of (i) tenders, statutory obligations, bids, trade contracts, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or (ii) obligations under performance or surety bonds provided in the ordinary course of business; provided that any such Liens permitted under this Section 7.01(i) shall attach only to property directly relating to, or that is the subject of, such underlying obligations;

(h) Amendment to Section 7.03(k). Section 7.03(k) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(k) (i) Indebtedness of the Company and its Subsidiaries in respect of performance, surety or appeal bonds provided in the ordinary course of business or (ii) unsecured Indebtedness of the Company and its Subsidiaries in respect of performance or completion guarantees provided in the ordinary course of business, but excluding (in each case under Sections 7.03(k)(i) and 7.03(k)(ii)), Indebtedness incurred through the borrowing of money or contingent liabilities in respect thereof;

(i) Amendment to Section 7.03(n). Section 7.03(n) of the Credit Agreement is hereby amended by replacing “$10,000,000” with “$15,000,000”.

(j) Amendment of Section 7.05. Section 7.05 is hereby amended by deleting “and” from the end of Section 7.05(g), replacing the period at the end of Section 7.05(h) with “; and” and inserting the following new clause (i):

(i) agreements to make any Dispositions that occur as a result of granting or permitting to exist any Permitted Liens.

(k) Amendment to Section 7.08. Section 7.08 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.08 is inserted in replacement thereof:

Section 7.08 Change in Nature of Business. Engage in any business activity except (a) the business of designing, engineering, fabricating, installing and servicing equipment for gas turbine power plants and industrial operations and business activities that are reasonable extensions thereof and activities reasonably incidental thereto or (b) providing routine and specialty maintenance, abatement and construction services to Persons engaged in power generation, pulp and paper manufacturing and to governmental agencies.

(l) Amendment to Section 7.13. Section 7.13 of the Credit Agreement is hereby amended by (i) deleting the word “non-possessory” in the last line thereof and (ii) inserting “to the extent the same have not become possessory” at the end thereof.

(m) Amendment to Section 7.16. Section 7.16 of the Credit Agreement is hereby amended by replacing “$3,000,000” with “$7,000,000”.

(n) Amendment to Section 7.17. Section 7.17 of the Credit Agreement is hereby deleted in its entirety and the following new Section 7.17 in inserted in replacement thereof:

Section 7.17 Financial Covenants.

(a) Maximum Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio of the Company and its Consolidated Subsidiaries at any time during (but measured on the last day of) any Four-Quarter Period ending during the periods set forth below to be greater than the ratios for such periods set forth below; provided, however that for the period from the Closing Date through December 31, 2005, the Consolidated Senior Leverage Ratio of the Company and its Consolidated Subsidiaries may be up to 3.00 to 1.00 for no more than two consecutive fiscal quarters during such period.

From the Closing Date through March 31, 2006	2.00 to 1.00

From April 1, 2006 through June 30, 2006	1.75 to 1.00

From July 1, 2006 and thereafter	1.50 to 1.00

(b) Maximum Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Company and its Consolidated Subsidiaries at any time during (but measured on the last day of) any Four-Quarter Period ending during the periods set forth below to be greater than the ratios for such periods set forth below; provided, however, that for the period from the Closing Date through December 31, 2005, the Consolidated Leverage Ratio of the Company and its Consolidated Subsidiaries may be up to 5.75 to 1.00 for no more than two consecutive fiscal quarters during such period.

From the Closing Date through March 31, 2006	5.50 to 1.00

From April 1, 2006 through June 30, 2006	5.00 to 1.00

From July 1, 2006 through September 30, 2006	4.75 to 1.00

From October 1, 2006 through December 31, 2006	4.50 to 1.00

From January 1, 2007 through March 31, 2007	4.00 to 1.00

From April 1, 2007 and thereafter	2.75 to 1.00

(c) Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio of the Company and its Consolidated Subsidiaries at any time during (but measured on the last day of) any Four-Quarter Period to be less than 1.00 to 1.00 for the period from the Closing Date through March 31, 2005, and 1.35 to 1.00 thereafter.

(d) Minimum Consolidated Senior Asset Coverage Ratio. Permit the Consolidated Senior Asset Coverage Ratio of the Company and its Consolidated Subsidiaries as of the last day of any fiscal quarter, beginning with the fiscal quarter ended March 31, 2006, to be less than 1.50 to 1.00; provided, that for the period from the Closing Date through December 31, 2005, the Company and its Consolidated Subsidiaries shall not be required to maintain a minimum Consolidated Senior Asset Coverage Ratio.

SECTION 1.02 Representations and Warranties. Each Borrower hereby represents and warrants to each Lender and the Administrative Agent, on the Amendment Effective Date (as hereinafter defined), as follows:

(a) After giving effect to this Amendment, the representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Amendment Effective Date with the same effect as if made on and as of the date hereof or the Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an early date.

(b) No Default or Event of Default has occurred and is continuing.

(c) The execution, delivery and performance by the Borrowers and each other Loan Party of this Amendment has been duly authorized by the Borrowers and each other Loan Party, as applicable and there is no action pending or any judgment, order or decree in effect which is likely to restrain, prevent or impose materially adverse conditions upon the performance by each Borrower or any other Loan Party of its obligations under the Credit Agreement or the other Loan Documents.

(d) This Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

(e) The execution, delivery and performance by each Loan Party of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of each Loan Party or any of its Subsidiaries, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which such Loan Party is a party or which is binding upon it, (ii) any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, or (iii) the certificate or articles of incorporation or by-laws or the limited liability company or limited partnership agreement, or analogous organizational document, of any Loan Party or any of its Subsidiaries.

SECTION 1.03 Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “Amendment Effective Date”):

(a) The Administrative Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Borrowers, the Subsidiary Guarantors, the Administrative Agent and the Required Lenders.

(b) The Administrative Agent and the Required Lenders shall be satisfied that the representations and warranties set forth in Section 1.02 of this Amendment are true and correct on and as of the Amendment Effective Date and that no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date.

(c) The Administrative Agent shall have received all fees and expenses to be paid by the Borrower pursuant to Section 1.04 of this Amendment.

(d) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates relating to this Amendment as it shall reasonably request and such other documents, legal opinions, instruments and certificates that shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders. All corporate proceedings taken or to be taken in connection with this Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders.

SECTION 1.04 Fees and Expenses.

(a) The Company shall pay to the Administrative Agent for its own account a fee in connection with this arrangement of this Amendment as set forth in that certain letter agreement dated as of the date hereof among the Company, the Administrative Agent and Banc of America Securities LLC.

(b) The Company shall pay to the Administrative Agent for the ratable benefit of each Lender that executes and delivers this Amendment as of the date hereof a fee equal to 0.275% of the sum of (x) such Lender’s Revolving Commitment and (y) such Lender’s outstanding Term Loans, such fee to be paid within two Business Days of the Amendment Effective Date.

(c) The Borrower shall pay all reasonable out-of-pocket expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 1.05 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

SECTION 1.06 Instrument Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 1.07 Further Acts. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

SECTION 1.08 Governing Law. THIS AMENDMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 1.09 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 1.10 Severability. In case any provision in or obligation under this Amendment or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 1.11 Benefit of Agreement. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

SECTION 1.12 Integration. This Amendment represents the agreement of the Borrowers, the Subsidiary Guarantors, the Administrative Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 1.13 Confirmation. Except as expressly amended by the terms hereof, all of the terms of the Credit Agreement and the other Loan Documents shall continue in full force and effect and are hereby ratified and confirmed in all respects. Each Subsidiary Guarantor ratifies and confirms the Subsidiary Guaranty as in full force and effect after giving effect to this Amendment. The Company ratifies and confirms the Company Guaranty as in full force and effect after giving effect to this Amendment

SECTION 1.14 Loan Documents. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Credit Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS AND GUARANTORS:

GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation

By:	/s/ REYNOLDS ALAIN BROUSSEAU
Name:	Reynolds Alain Brousseau
Title:	President and Chief Executive Officer

DELTAK, L.L.C., a Delaware limited liability company

By:	/s/ REYNOLDS ALAIN BROUSSEAU
Name:	Reynolds Alain Brousseau
Title:	Chief Executive Officer

BRADEN MANUFACTURING, L.L.C., a Delaware limited liability company

By:	/s/ REYNOLDS ALAIN BROUSSEAU
Name:	Reynolds Alain Brousseau
Title:	Chief Executive Officer

DELTAK CONSTRUCTION SERVICES, INC., a Wisconsin corporation

By:	/s/ REYNOLDS ALAIN BROUSSEAU
Name:	Reynolds Alain Brousseau
Title:	Chief Executive Officer

Third Amendment to Credit Agreement

Signature Page

BRADEN CONSTRUCTION SERVICES, INC., a Delaware corporation

By:	/s/ REYNOLDS ALAIN BROUSSEAU
Name:	Reynolds Alain Brousseau
Title:	Chief Executive Officer

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ JASON W. TURNER
Name:	Jason W. Turner
Title:	Vice President

US BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ PETER I. BYSTOL
Name:	Peter I. Bystol
Title:	Assistant Vice President

BANK OF OKLAHOMA, N.A., as a Lender

By:	/s/ DAVID G. LAMB
Name:	David G. Lamb
Title:	SUP - Corporate Banking Dept.

Third Amendment to Credit Agreement

Signature Page

CITICORP NORTH AMERICA INC., as a Lender

By:
Name:
Title:

M&I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ RONALD J. CAREY
Name:	Ronald J. Carey
Title:	Vice President

By:	/s/ DANIEL A. DEFNET
Name:	Daniel A. Defnet
Title:	Vice President

Third Amendment to Credit Agreement

Signature Page

BORROWERS AND GUARANTORS:

GLOBAL POWER PROFESSIONAL SERVICES, L.L.C., a Delaware limited liability company

By:	/S/ REYNOLDS ALAIN BROUSSEAU
Name:	Reynolds Alain Brousseau
Title:	Chief Executive Officer

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C., a Delaware limited liability company

By:	/S/ JAMES P. WILSON
Name:	James P. Wilson
Title:	Vice President and Treasurer

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Third Amendment to Credit Agreement

Signature Page